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                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


    Subsidiary of the Company is Whidbey Island Bank, Oak Harbor, Washington

        Subsidiary of the Company is Washington Banking Capital Trust I,
                              Wilmington, Delaware

          Subsidiary of the Company is Washington Funding Group, Inc.,
                             Oak Harbor, Washington

 Subsidiary of the Bank is WIB Financial Services, Inc., Oak Harbor, Washington